UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 6, 2002

COMMISSION FILE NO. 0-25842

PG&E GAS TRANSMISSION, NORTHWEST CORPORATION
(Exact name of registrant as specified in its charter)

California	94-1512922
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1400 SW Fifth Avenue, Suite 900, Portland, OR	97201
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (503) 833-4000

Item 5.    Other Events

On June 6, 2002, PG&E Gas Transmission, Northwest Corporation (PG&E GTN) entered into a ten-year $100 million private debt financing. Proceeds were used to repay $90 million of PG&E GTN’s bank debt, and the balance retained to meet general corporate needs.

Item 7.    Financial Statements and Exhibits

(c)  Exhibits

The following exhibits are filed as part of this Form 8-K:

Exhibit No.	Exhibit
99	PG&E Gas Transmission, Northwest Corporation, $100,000,000 6.62% Senior Notes due June 6, 2012, Form of Note Purchase Agreement dated as of June 6, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

PG&E GAS TRANSMISSION, NORTHWEST CORPORATION (Registrant)

By:	/s/ THOMAS E. LEGRO
Thomas E. Legro Vice President and Controller

June 13, 2002

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